Exhibit 10.1
PREDIX PHARMACEUTICALS HOLDINGS, INC.
AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN
      1. Purpose.
     The purpose of this Amended and Restated 2003 Stock Incentive Plan, including Appendix A hereto (the “Plan”), of Predix Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
      2. Eligibility.
     All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.
      3. Administration and Delegation.
          (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
          (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officers.

          (c) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).
     4. Stock Available for Awards. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 1,311,018 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
      5. Stock Options.
          (a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.
          (b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Predix Pharmaceuticals Holdings, Inc., any of the present or future parent or subsidiary corporations of Predix Pharmaceuticals Holdings, Inc. as defined in Sections 424(e) or (f) of the Code, or any other entity the employees of which are eligible to receive Incentive Stock Options under the Code and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.
          (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted, which shall be not less than the Fair Market Value of the Common Stock per share, and specify it in the applicable option agreement. Fair Market Value of a share of Common Stock means: (i) if the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common

Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day of the applicable date; or (ii) if the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (i), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date; and (iii) if the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Board, in good faith, shall determine.
          (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.
          (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.
          (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
               (1) in cash or by check, payable to the order of the Company;
               (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
               (3) to the extent permitted by the Board, in its sole discretion when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value;
               (4) to the extent permitted by the Board, in its sole discretion by delivery of a promissory note of the Participant to the Company on terms determined by the Board;
               (5) to the extent permitted by the Board, in its sole discretion payment of such other lawful consideration as the Board may determine; or
               (6) by any combination of the above permitted forms of payment.
          (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.
      6. Restricted Stock.
          (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price, which shall be not less than the par value of the Common Stock per share (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).
          (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.
          (c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.
      7. Other Stock-Based Awards.
     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including , without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Board and shall contain terms and conditions which the Board determines to be appropriate and in the best interest of the Company.

      8. Adjustments for Changes in Common Stock and Certain Other Events.
          (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per share subject to each outstanding Option, (iii) the repurchase price per share subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.
          (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. Upon the dissolution or liquidation of the Company, any outstanding Restricted Stock Award or other Award granted under the Plan shall immediately terminate unless otherwise determined by the Board at any time or specifically provided in the applicable Agreement.
          (c) Reorganization Events.
               (1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.
               (2) Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in Fair Market Value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
     Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options (whether or not then exercisable) will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.
     If any Option provides that it may be exercised for shares of Common Stock which remain subject to a repurchase right in favor of the Company, upon the occurrence of a Reorganization Event, any shares of restricted stock received upon exercise of such Option shall be treated in accordance with Section 8(c)(3) as if they were a Restricted Stock Award.
               (3) Consequences of a Reorganization Event on Restricted Stock Awards. Unless otherwise specified in the applicable Restricted Stock Award, upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.
               (4) Consequences of a Reorganization Event on Other Awards. The Board shall specify the effect of a Reorganization Event on any other Award granted under the Plan at the time of the grant of such Award.
      9. General Provisions Applicable to Awards.
          (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

          (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
          (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
          (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.
          (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.
          (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
          (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
          (h) Acceleration. Notwithstanding anything contained herein to the contrary, the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
      10. Miscellaneous.
          (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
          (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
          (c) Effective Date and Term of Plan. The Plan will terminate on August 7, 2013, the date which is ten (10) years from the earlier of the date of its adoption by the Board and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.
          (d) Amendment of Plan. The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Board, including, without limitation, to the extent necessary to qualify any or all outstanding Awards granted under the Plan or Awards to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Awards granted, or Awards to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. In addition, if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” of equity compensation plans, then, from and after the effective date of such an amendment to the NASDAQ rules, no amendment of the Plan which (i) materially increases the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction); (ii) materially increases the benefits to Participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding Options, (b) reduce the price at which

Shares or Options may be offered, or (c) extend the duration of the Plan; (iii) materially expands the class of Participants eligible to participate in the Plan; or (iv) expands the types of awards provided under the Plan shall become effective unless stockholder approval is obtained. Any amendment approved by the Board which the Board determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under an Award previously granted to him or her.
          (e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
          (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

PREDIX PHARMACEUTICALS HOLDINGS, INC.
AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN
APPENDIX A
SPECIAL PROVISIONS FOR ISRAELI RESIDENTS

Appendix A — Israeli Residents
Predix Pharmaceuticals Holdings, Inc. Amended and Restated 2003 Stock Incentive Plan
1. Special Provisions for Persons who are Israeli Residents
     1.1 This Appendix (the “Appendix”) to the Predix Pharmaceuticals Holdings, Inc. Amended and Restated 2003 Stock Incentive Plan (the “Plan”) is effective as of August 8, 2003 (the “Effective Date”) and amended on August ___, 2006.
     1.2 The provisions specified hereunder apply only to persons who are residents of the State of Israel or who are deemed to be residents of the State of Israel for tax purposes.
     1.3 This Appendix applies with respect to (a) Options to purchase Shares of Common Stock and (b) Shares of Common Stock issued directly, where such Options or Shares of Common Stock are granted or issued, respectively, under the Plan. The purpose of this Appendix is to establish certain rules and limitations applicable to Options which may be granted under the Plan from time to time to Eligible 102 Participants, consultants or advisors of Predix Pharmaceuticals Holdings, Inc. and its Affiliates, in compliance with the securities and other applicable laws currently in force in the State of Israel. Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan. This Appendix is applicable only to grants made after the Effective Date. This Appendix complies with, and is subject to the ITO and Amended Section 102.
     1.4 The Plan and this Appendix shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall govern.
2. Definitions
     Notwithstanding any other provision of the Plan, the following definitions will apply to grants made pursuant to this Appendix:
     2.1 “3(I) Option” means an Option which is subject to taxation pursuant to Section 3(I) of the ITO which has been granted to any person who is not an Eligible 102 Participant.
     2.2 “102 Capital Gains Track” means the tax alternative set forth in Amended Section 102(b)(2) of the ITO pursuant to which income resulting from the sale of stock derived from Options is taxed as a capital gain.
     2.3 “102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track set forth in Amended Section 102, specifically subsection (b)(2) thereof.

     2.4 “102 Ordinary Income Track” means the tax alternative set forth in Amended Section 102(b)(1) of the ITO pursuant to which income resulting from the sale of stock derived from Options is taxed as ordinary income.
     2.5 “102 Ordinary Income Track Grant” means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Capital Gains Track set forth in Amended Section 102, specifically subsection (b)(1) thereof.
     2.6 “102 Trustee Grant” means an Option, or Shares of Common Stock granted or issued, as the case may be, pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Participant, and includes both 102 Capital Gains Track Grants and 102 Ordinary Income Track Grants.
     2.7 “Affiliate” means any “employing Company” within the meaning of Section 102(a) of the ITO.
     2.8 “Amended Section 102” shall mean the provisions of Section 102 of the ITO, as amended by the Law Amending the Income Tax Ordinance (Number 132 and 147).
     2.9 “Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the ITO.
     2.10 “Election” means the Company’s choice of the type (as between capital gains track or ordinary income track) of 102 Trustee Grants it will make under the Plan, as filed with the ITA.
     2.11 “Eligible 102 Participant” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding a Controlling Shareholder.
     2.12 “Fair Market Value” shall have the meaning ascribed to it in the Plan; provided, however, that with respect to 102 Capital Gains Track Grants only, for the sole purpose of determining tax liability pursuant to Section 102(b)(3) of the ITO, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant, then the fair market value of the Shares at the date of grant shall be determined in accordance with the average closing price of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the first thirty (30) trading days following the date of registration for trading, as the case may be.
     2.13 “ITA” means the Israeli Tax Authorities.
     2.14 “ITO” means the Israeli Income Tax Ordinance (New Version) 1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Rules, all as may be amended from time to time.

     2.15 “Non-Trustee Grant” means an Option granted pursuant to Section 102(c)(2) of the ITO or a Share of Common Stock issued pursuant to Section 102(c)(1) of the ITO not held in trust by a Trustee.
     2.16 “Options” means a Non-Statutory Stock Option granted pursuant to the Terms and Conditions of the Plan and the Appendix.
     2.17 “Required Holding Period” means the requisite period prescribed by the ITO and the Rules, or such other period as may be required by the ITA, during which Options or Common Stock granted by the Company must be held by the Trustee for the benefit of the person to whom it was granted.
     2.18 “Rules” means the Income Tax Rules (Tax benefits in Stock Issuance to Employees) 5763-2003.
     2.19 “Share” means a share of Common Stock, $0.01 par value, of the Company, subject to adjustments pursuant to Section 8 of the Plan.
     2.20 “Trustee” means a person designated by the Board to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.
     All capitalized terms contained herein which are not defined in Section 2 above, shall have the meanings attributed to them in the Plan.
3. Types of Grants and Section 102 Election
     3.1 Grants made pursuant to Amended Section 102, whether as grants of Options or as issuances of Common Stock under the Plan, shall be made pursuant to either (a) Section 102(b)(2) of the ITO as 102 Capital Gains Track Options; (b) Section 102(b)(1) of the ITO as 102 Ordinary Income Track Options; or (c) with regard to Non-Trustee Grants, the grant of an Option shall be made pursuant to Section 102(c)(2) and the issuance of a Share of Common Stock shall be made pursuant to Section 102(c)(1). The Company’s Election regarding the type of 102 Trustee Grant it chooses to make has to be filed with the ITA. Once the Company has filed such Election, it may change the type of 102 Trustee Grant that it chooses to make only after the passage of at least 12 months beginning from the end of the calendar year in which the first grant was made in accordance with the previous Election, in accordance with Amended Section 102. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants.
     3.2 Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants. Participants who are not Eligible 102 Participants may be granted only 3(I) Options under this Appendix.
     3.3 No 102 Trustee Grants may be made effective pursuant to this Appendix until 30 days after the requisite filings required by the ITO and the Rules have been made with the ITA.

     3.4 The option agreement or documents evidencing the Options granted or Shares issued pursuant to the Plan and this Appendix shall indicate whether the grant is a 102 Trustee Grant, a Non-Trustee Grant or a grant of a 3(I) Option; and, if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant; and if the grant is a Non-Trustee Grant, whether the grant is subject to the provisions of Section 102(c)(1) or 102(c)(2).
4. Trustee
     4.1 In accordance with the provisions of the 102 Trustee Grants, any Shares issued upon exercise of Options granted as 102 Trustee Grants, and other shares received subsequently following any realization of rights derived from Shares or Options (including stock dividends), shall be issued to the Trustee nominated by the Board of Directors and approved in accordance with the provisions of Section 102 of the ITO and the Rules by the ITA, and shall be held for the benefit of the Eligible 102 Participant.
          (a) In accordance with the provisions of the 102 Trustee Grants, Options (including any Shares received following exercise of Options) or Shares of Common Stock, shall be held by the Trustee for at least the duration of the Required Holding Period. At the end of the Required Holding Period, the Trustee may release the Options or the Shares to the Participant, only after (i) the receipt by the Trustee of an acknowledgment that the Participant has paid all applicable tax due pursuant to the ITO and the Rules, or (ii) the Trustee withholds any applicable tax due pursuant to the ITO and the Rules. The Trustee shall not release any Options or Shares issued upon exercise of Options prior to the full payment of the Participant’s tax liabilities. During the Restricted Holding Period, the Participant shall not require the Trustee to release or sell the Options or Shares and other shares received subsequently following any realization of rights derived from Shares or Options (including stock dividends) to the Participant or to a third party, unless permitted to do so by applicable law. Notwithstanding the above, such sale or release during the Restricted Holding Period will result in different tax ramifications under Section 102 of the ITO and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne by such Eligible 102 Participant.
          (b) The Trustee and each Participant shall comply with the ITO, the Rules, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee.
          (c) In the event a stock dividend is declared on Shares which derive from Options granted as 102 Trustee Grants, such dividend shall also be subject to the provisions of this Section and the Required Holding Period for such dividend shares shall be measured from the commencement of the Required Holding Period for the Option or Shares with respect to which the dividend was declared.
          (d) Upon receipt of the 102 Trustee Grant, the Eligible 102 Participant will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Option or Share granted to the Eligible 102 Participant thereunder. In addition, the Eligible 102 Participant shall execute any and all documents, which the Company or the Trustee may reasonably determine to be necessary in order to comply with the ITO and the Rules.
          (e) If an Option granted as a 102 Trustee Grant is exercised during the Required Holding Period, the Shares issued upon such exercise shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant. If such an Option is exercised after the Required Holding Period ends, the Shares issued upon such exercise shall, at the election of the Eligible 102 Participant, either (i) be issued in the name of the Trustee, or (ii) be transferred to the Eligible 102 Participant directly, provided that the Eligible 102 Participant first complies with the provisions of Section 4.1(a) above and Section 6 of this Appendix.
          (f) The Trustee shall have no rights to equity participation as to the Shares held in trust.
     4.2 Options granted under the Plan pursuant to the provisions of Section 3(I) of the ITO may be granted to a Trustee if the Company so desires.
5. Assignability
     As long as Options or Shares are held by the Trustee on behalf of the Eligible 102 Participant, all rights of the Eligible 102 Participant over the shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.
6. Integration of Section 102 of the ITO
     With regards to all 102 Grants, the provisions of the Plan and/or the Appendix and/or the option agreement shall be subject to the provisions of Section 102 of the ITO. In the event that the Tax Assessing Officer imposes terms and conditions not specified herein, such terms and conditions will apply to 102 Grants granted hereunder.
7. Tax Consequences
     7.1 Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby, the grant of Shares, or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Options granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares. In addition, the Participant will be required to pay any amount which exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable Israeli tax regulations.
     7.2 With respect to the grant of Options under the provisions of the Non-Trustee Grants specified in Section 102(c)(2), if the Participant ceases to be employed by the Company or any Affiliate, the Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 of the ITO and the Rules.
8. Governing Law and Jurisdiction
Notwithstanding any other provision of the Plan, with respect to Participants subject to this Appendix, the Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein. In case of a dispute relating to any matters pertaining to this Appendix, the parties shall submit the dispute to be settled by arbitration by a mutually agreed single arbitrator, or in the absence of agreement, by an arbitrator chosen by the Chairman of the Israel Bar Association, in accordance with the Israeli Arbitration Law. The arbitrator selected shall apply substantive Israeli law, but shall not be bound by laws of procedure and evidence. The arbitrator shall set forth the grounds for his or her decision in a written judgment. The decision of the arbitrator shall be final and binding on all parties involved, and judgment upon his or her decision may be entered in a court of competent jurisdiction.

PREDIX PHARMACEUTICALS HOLDINGS, INC.
AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT
WITH
[NAME OF EMPLOYEE], ID NUMBER
(EMPLOYEE COPY)
(sign and keep this document for your future reference)

PREDIX PHARMACEUTICALS HOLDINGS, INC.
AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT
WITH
[NAME OF EMPLOYEE], ID NUMBER
(COMPANY COPY)
(sign and return this copy to the Company)

Predix Pharmaceuticals Holdings, Inc.
Stock Option Agreement
Granted Under Appendix A of the Amended and Restated 2003 Stock Incentive Plan
(Intended for Israeli Residents Qualifying Under Section 102(b)(2) — “Capital Gains Track”)
     This option agreement is made this [DAY] day of [MONTH, YEAR], between Predix Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), and [EMPLOYEE NAME], ID Number [EMPLOYEE ID NO.], (the “Participant”).
     Unless otherwise defined herein, capitalized terms used in this option agreement shall have the same meanings as ascribed to them in Predix Pharmaceuticals Holdings, Inc. Amended and Restated 2003 Stock Incentive Plan, including Appendix A thereof (the “Plan”).
     For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
     1. Grant of Option.
     (a) This option agreement evidences the grant by Predix Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), on [DATE] (the “Grant Date”) to [EMPLOYEE NAME], ID Number [EMPLOYEE ID NO.], an Employee of the Company’s subsidiary (the “Eligible 102 Participant”), of an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Company’s Amended and Restated 2003 Stock Incentive Plan (the “Plan”), a total of [NUMBER OF SHARES] shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”) at a price of $         per Share (the “Exercise Price”). Unless earlier terminated, this Option shall expire at 5:00 p.m., Eastern time, on [10 YEARS FROM GRANT DATE] (the “Final Exercise Date”). The Option grant is subject to the terms and conditions of Section 102(b)(2) of the Income Tax Ordinance (New Version) — 1961, the Plan, which is incorporated herein by reference, and the Trust Agreement, entered into between the Company and Yardeni-Gelfand Trusts (2000) Ltd. (the “Trustee”). The options evidenced by this Option grant are intended to qualify as 102 Capital Gains Track Options. In the event of a conflict between the terms and conditions of the Plan and this option agreement, the terms and conditions of the Plan shall prevail. However, Sections 1 and 2 of this option agreement set out specific terms for the Eligible 102 Participant hereunder, and will prevail over more general terms in the Plan, if any, or in the event of a conflict between this option agreement and the Plan.
     (b) Issuance of Options in Compliance with Section 102 of the Israeli Tax Ordinance. The Options will be registered in the Company’s records in the name of the Trustee as required by law to qualify under Section 102. The Eligible 102 Participant shall comply with the ITO, the Rules, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. The Trustee will hold the Options or the Shares to be issued upon exercise of the Options for the Required Holding Period, as set forth in the Plan. The Required Holding Period for 102 Capital Gains Track Options pursuant to the provisions of the ITO for Options granted after January 1, 2006 is 24 months from the Grant Date. The Eligible 102 Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any Option or Share granted to him thereunder. The Eligible 102 Participant hereby confirms that he or she shall execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the ITO and particularly the Rules.
     Except as otherwise indicated by the context, the term “Eligible 102 Participant”, as used in this option agreement, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.
     2. Vesting Schedule.
     Subject to the terms and conditions of this option agreement, this Option to purchase the Shares shall become exercisable (“vest”) in 48 monthly installments. Each installment shall consist of 2.0833% of the total number of the Shares. Such installments shall become exercisable on the first day of each month beginning on [INSERT DATE]. The number of shares included in each of the first 47 installments shall be rounded down to the nearest whole number, whilst the number of shares included in the 48th and final installment shall be the remaining unvested balance of the Shares. [FOR NEW EMPLOYEES ONLY: Notwithstanding the foregoing, this Option shall not be exercisable for any Shares until the date that the Participant has been employed by the Company or any affiliate thereof for a period of one year.]
     The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this Option under Section 3 hereof or the Plan.
     3. Exercise of Option.
          (a) Form of Exercise. Each election to exercise this Option shall be (i) by written notice in the form attached hereto as Exhibit A, or in such other form as the Company and/or the Trustee may from time to time prescribe, duly signed by the Eligible 102 Participant and received by the Company or its designee (and the Trustee, where applicable) and (ii) payment in full of the Exercise Price for each Share purchased upon exercise of this Option. Payment of the Exercise Price for each Share shall be made in accordance with Section 5(f) of the Plan. The Eligible 102 Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this Option may be for any fractional share. The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until all conditions set forth in the Plan and this option agreement have been satisfied.
          (b) Compliance with Section 102 Upon Exercise of Options. The Company or its designee will notify the Trustee of any exercise of Options as set forth in the written notice form. If such notification is delivered during the Required Holding Period, the Shares issued upon the exercise of the Options shall be issued in the name of the Trustee, and held in trust on the Eligible 102 Participant’s behalf by the Trustee. In the event that such notification is

2

delivered after the end of the Required Holding Period, the Shares issued upon the exercise of the Options shall, at the election of the Eligible 102 Participant, either (i) be issued in the name of the Trustee, or (ii) be transferred to the Eligible 102 Participant directly, provided that the Eligible 102 Participant first complies with the provisions of Section 5 below. In the event that the Eligible 102 Participant elects to have the Shares transferred to the Eligible 102 Participant without selling such Shares, the Eligible 102 Participant shall become liable to pay taxes immediately at the rate prescribed by law.
          (c) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Eligible 102 Participant, at the time of vesting of Options hereunder, is, and has been at all times since the Grant Date, an employee, office holder or director of the Company or an Affiliate whose employees, office holders or directors are considered Eligible 102 Participants.
          (d) Termination of Relationship with the Company. If the Eligible 102 Participant ceases to be an Eligible 102 Participant for any reason, then, except as provided in paragraphs (e) and (f) below, the right to exercise this Option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this Option shall be exercisable only to the extent that the Eligible 102 Participant was entitled to exercise this Option on the date of such cessation. Notwithstanding the foregoing, if the Eligible 102 Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Eligible 102 Participant and the Company, the right to exercise this Option shall terminate immediately upon written notice to the Eligible 102 Participant from the Company describing such violation.
          (e) Exercise Period Upon Death or Disability. If the Eligible 102 Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible 102 Participant and the Company, or its Affiliate, as applicable, has not terminated such relationship for “Cause” as specified in paragraph (f) below, this Option shall be exercisable, within the period of one year following the date of death or disability of the Eligible 102 Participant, by the Eligible 102 Participant (or in the case of death by an authorized transferee), provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Eligible 102 Participant on the date of his or her death or disability, and further provided that this Option shall not be exercisable after the Final Exercise Date.
          (f) Discharge for Cause. If the Eligible 102 Participant, prior to the Final Exercise Date, is discharged by the Company, or its Affiliate, as applicable, for “Cause” (as defined below), the right to exercise this Option shall terminate immediately upon notice of such discharge. “Cause” shall mean willful misconduct by the Eligible 102 Participant or willful failure by the Eligible 102 Participant to perform his or her responsibilities to the Company or its Affiliate, as applicable (including, without limitation, breach by the Eligible 102 Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Eligible 102 Participant and the Company), as determined by the Company, which determination shall be conclusive. The Eligible 102 Participant shall be

3

considered to have been discharged for “Cause” if the Company determines, within 30 days after the Eligible 102 Participant’s resignation, that discharge for Cause was warranted.
          (g) Release of Options from Trust. Upon the end of the Required Holding Period or as otherwise provided in the Plan, the Eligible 102 Participant shall be entitled to (i) receive from the Trustee all Options which have vested, (ii) exercise the Options and (iii) sell the Shares thereby obtained subject to the other terms and conditions of this option agreement and the Plan, including in particular provisions relating to the payment of tax, as set out in Section 5 below.
     4. Agreement in Connection with Public Offerings.
     If in connection with a registration statement filed by the Company pursuant to the United States Securities Act of 1933, as amended, the Company or its underwriter so requests, the Eligible 102 Participant will agree not to Sell any Shares for a period not to exceed 180 days following the effectiveness of such registration statement.
     5. Withholding.
     Any tax consequences arising from the grant or exercise of this Option, from the payment for Shares covered thereby, the issuance of Shares, or from any other event or act of the Company, and/or its Affiliates, the Trustee or the Eligible 102 Participant hereunder, shall be borne solely by the Eligible 102 Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes as required under applicable laws, rules, and regulations, including as required by the ITO and the Rules. No Shares will be issued pursuant to the exercise of this Option unless and until the Eligible 102 Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any applicable withholding taxes required by law to be withheld in respect of this Option. The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Options granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Eligible 102 Participant, and/or (ii) requiring an Eligible 102 Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares. In addition, the Eligible 102 Participant will be required to pay any amount, which exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable Israeli tax regulations. Furthermore, the Eligible 102 Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible 102 Participant.
     6. Nontransferability of Option.
     This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Eligible 102 Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Eligible 102 Participant, this Option

4

shall be exercisable only by the Eligible 102 Participant. The transfer of the Options is further limited as set forth in the Plan.
     As long as the Options and/or Shares are held by the Trustee on behalf of the Eligible 102 Participant, all rights of the Eligible 102 Participant over the Shares are personal, can not be transferred, assigned, pledge or mortgaged, other than by will or pursuant to the laws of descent and distribution.
     7. Miscellaneous.
     (a) Continued Engagement. The Eligible 102 Participant acknowledges and agrees that this option agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee, office holder or director for the vesting period, for any period, or at all, shall not interfere in any way with the Eligible 102 Participant’s right or the right of the Company or its Affiliate to terminate the Eligible 102 Participant’s relationship as an employee, office holder or director at any time, with or without cause, and shall not constitute an express or implied promise or obligation of the Company to grant additional Options to Eligible 102 Participant in the future.
     (b) Governing Law. This option agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict of law. Notwithstanding the foregoing, all matters directly related to the share capital of the Company or other internal corporate issues relating to the Company shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the rules respecting conflict of law.
     (c) Entire Agreement. This option agreement, together with the Plan and the Trust Agreement, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this option agreement, the Plan and the Trust Agreement.
     (d) Modifications And Amendments. The terms and provisions of this Agreement may be modified or amended as provided in the Plan.
     (e) Data Privacy. By entering into this Agreement, the Eligible 102 Participant: (i) authorizes the Company and each affiliate, and any agent of the Company or any affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its affiliates such information and data as the Company or any such affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each affiliate to store and transmit such information in electronic form.
*******

5

By the signature of the Eligible 102 Participant and the signature of the Company’s representative below, Eligible 102 Participant and the Company agree that the Options are granted under and governed by (i) this option agreement, (ii) Predix Pharmaceuticals Holdings, Inc. Amended and Restated 2003 Stock Incentive Plan, including Appendix A thereof, a copy of which has been provided to the Eligible 102 Participant or made available for his review, (iii) Section 102(b)(2) of the Income Tax Ordinance (New Version) — 1961 and the Rules promulgated in connection therewith, and (iv) the Trust Agreement, a copy of which has been provided to the Eligible 102 Participant or made available for his review. Furthermore, by the Eligible 102 Participant’s signature below, the Eligible 102 Participant agrees that the Options will be issued to the Trustee to hold on the Eligible 102 Participant’s behalf, pursuant to the terms of the ITO, the Rules and the Trust Agreement.
In addition, by his signature below, Eligible 102 Participant confirms that he or she is familiar with the terms and provisions of Section 102 of the ITO, particularly the Capital Gains Track described in subsection (b)(2) thereof, and agrees that he will not require the Trustee to release the Options or Shares to him, or to sell the Options or Shares to a third party, during the Restricted Holding Period, unless permitted to do so by applicable law.
[remainder of page intentionally left blank]

6

     IN WITNESS WHEREOF, the Company has caused this Option to be executed under its corporate seal by its duly authorized officer. This Option shall take effect as a sealed instrument.

Predix Pharmaceuticals Holdings, Inc.
Dated: [DATE OF GRANT]	By:
		Name:	Chen Schor
		Title:	Chief Business Officer

7

PARTICIPANT’S ACCEPTANCE
     The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions thereof.

Participant Name: [EMPLOYEE NAME]

ID number: [EMPLOYEE ID NO.]

Signature:

Address:

8

EXHIBIT A
NOTICE OF STOCK OPTION EXERCISE
(Stock Option Agreement)
Date:
Eligible 102 Participant name, ID number and address:
Name: [EMPLOYEE NAME]
ID number: [EMPLOYEE ID NO.]
Address:

Attention: Treasurer
Dear Sir or Madam:
     I am the holder of Options granted to me under Appendix A of the Predix Pharmaceuticals Holdings, Inc. (the “Company”) Amended and Restated 2003 Stock Incentive Plan on [GRANT DATE] for the purchase of [NUMBER OF SHARES] shares of Common Stock of the Company at a purchase price of $          per share.
     I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.
     I hereby exercise my Option to purchase                        shares of Common Stock (the “Shares”), at an exercise price of $          .
     I am paying the option exercise price for the Shares as follows:

A-1

     Please issue the Shares (check one):
     ☐ to me; or
     ☐ to me and                                                             , as joint tenants with right of
                            survivorship,
     Tax I.D. #:
     at the following address:

My mailing address for shareholder communications, if different from the address listed above, is:

Very truly yours,

(Signature)

A-2